Exhibit 99.1

Guardian Pharmacy Services Reports Second Quarter 2025 Financial Results; Raises Full-Year Guidance

ATLANTA, August 11, 2025 – Guardian Pharmacy Services, Inc. (NYSE: GRDN), one of the nation’s leading long-term care (“LTC”) pharmacy services companies, announced today its financial results for the second quarter ended June 30, 2025.

Second Quarter Financial Results

•	Revenue of $344.3 million, up 15% year-over-year, driven by low double-digit organic growth and acquisitions completed over the past 12 months.

•	Resident count ended the quarter over 195,000, up 12% year-over-year.

•

Net Income of $8.8 million, compared to $15.8 million in the prior-year period. This is not a meaningful comparison primarily due to income tax[1] and share-based compensation expenses[2] in the recently completed quarter.

•	Adjusted EBITDA of $25.0 million, including the impact of approximately $1.1 million of costs to operate as a public company, compared to $21.7 million in the prior year period.

•	Diluted EPS of $0.14 for the quarter, with Adjusted EPS[3] of $0.23.

•	Cash and cash equivalents totaled $18.8 million at quarter-end, with no long-term debt outstanding under our credit facility.

CEO Commentary

“We are proud to report another strong quarter for Guardian, with solid double-digit growth in revenue, resident count, and adjusted EBITDA. Our performance reflects disciplined execution by our local pharmacy teams, growing demand from our Assisted Living Facility (ALF) partners, and meaningful revenue contributions from thoughtful acquisitions,” said Fred Burke, President and CEO of Guardian Pharmacy Services.

“In light of our performance through the first half of 2025, we’re raising our full-year guidance across both revenue and adjusted EBITDA. Our updated outlook reflects better-than-expected organic growth and early contributions from the pharmacies we’ve added year-to-date. Combined with our clear growth strategy and the enhanced float from our recent secondary offering, we believe Guardian is well-positioned to deliver long-term value for shareholders as we remain a strong leader in the ALF segment of LTC pharmacies.”

FY 2025 Outlook – Raising Guidance

The updated guidance below excludes future acquisitions or greenfield expansions.

	Updated Guidance	Previous Guidance
Revenue	$1.39 billion - $1.41 billion	$1.33 billion - $1.35 billion
Adjusted EBITDA	$100.0 million - $102.0 million	$97.0 million - $101.0 million

[1]

We recorded $3.8 million in income tax expense for the three months ended June 30, 2025. No income tax was recorded in the three months ended June 30, 2024, as we conducted our business through Guardian Pharmacy, LLC, and its majority-owned and wholly-owned limited liability company subsidiaries, which were treated for income tax purposes as partnerships and disregarded entities.

[2]

$4.7 million increase in non-cash expense was related to share-based compensation in the three months ended June 30, 2025. Prior to the Corporate Reorganization and IPO, completed in September 2024, our share-based compensation expense (income) primarily represented non-cash recognition of changes in the value of Restricted Interest Unit awards, which had historically been recorded as a liability using a cash settlement methodology as calculated on a quarterly basis. Subsequent to the IPO, our share-based compensation awards are equity classified.

[3]

Diluted EPS and Adjusted EPS include dilutive shares related to restricted stock units and unvested Class A and Class B common stock. See reconciliation of Adjusted EPS to Diluted EPS, the most directly comparable GAAP measure, below.

Operational and Strategic Highlights

Acquisitions & Greenfields

During the quarter, Guardian expanded its national presence with the addition of two new pharmacies located in attractive growth markets: Wichita, KS (April) and Seattle, WA (June). In addition, Guardian launched a new greenfield pharmacy in Naples, FL (April), complementing an already strong position in the state.

Subsequent to quarter-end, on August 4th, Guardian announced its acquisition of Managed Healthcare Pharmacy, establishing its first physical footprint in Oregon with locations in Eugene and Medford.

Capital Markets

In May 2025, Guardian completed a non-dilutive secondary offering of 8.625 million shares of Guardian’s Class A common stock (including the full exercise of the underwriters’ option), significantly increasing our public float, enhancing trading liquidity, and expanding our institutional investor base. As a result of the secondary offering, we did not retain any proceeds, and there was no change to the total number of Class A common stock outstanding.

Conference Call Details

Guardian will host a conference call to discuss these results today at 4:30 pm ET. The call can be accessed live by dialing (646) 564-2877 for U.S. participants, or +1 (800) 549-8228 for international participants, and referencing conference ID “95006,” or via audio webcast at https://investors.guardianpharmacy.com

About Guardian Pharmacy Services

Guardian Pharmacy Services is one of the nation’s leading long-term care pharmacy services companies. Through its locally-based business model, Guardian partners with long-term care facilities (“LTCFs”) to deliver medications and a comprehensive suite of technology-enabled services designed to enhance care and improve adherence to drug regimens, helping to reduce the cost of care and improve clinical outcomes. With a growing network of 52 pharmacies nationwide, Guardian is dedicated to providing exceptional service to over 195,000 residents and approximately 7,400 LTCFs across 38 states (as of June 30, 2025).

Investor Contact: Ashley Stockton Senior Director, Investor Relations IR@guardianpharmacy.net

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are all statements other than those of historical fact. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are forward-looking. These statements are often, but not always, made through the use of words such as “aims,” “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “should,” “will,” “would,” and similar expressions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, many of which are beyond our control. Such risks and uncertainties include: our ability to effectively execute our business strategies, implement new initiatives and improve efficiency; our ability to effectively market and sell, customer acceptance of, and competition for, our pharmaceutical and health care services in new and existing markets; our relationships with pharmaceutical wholesalers and key manufacturers, LTCFs and health plan payors; our ability to maintain and expand relationships with LTCF operators on favorable terms; the impact of a national emergency, public health crisis, global pandemic or outbreak of infectious disease on our employees and business and on our supply chain and the LTCFs we serve; continuing government and private efforts to lower pharmaceutical costs, including by limiting pharmacy reimbursements; changes in, and our ability to comply with, healthcare and other applicable laws, regulations or interpretations; further consolidation of managed care organizations and other health plan payors and changes in the terms of our agreements with these parties; our ability to retain members of our senior management team, our local pharmacy management teams and our pharmacy professionals; our exposure to, and the results of, claims, legal proceedings and governmental inquiries; our ability to maintain the security and integrity of our operating and information technology systems and infrastructure (e.g., against cyber-attacks); product liability, product recall, personal injury or other health and safety issues related to the pharmaceuticals we dispense; the impact of supply chain and other manufacturing disruptions or trade policies related to the pharmaceuticals we dispense; the sufficiency of our sources of liquidity and financial resources to fund our future operating expenses and capital expenditure requirements, and our ability to raise additional capital, if needed; the misuse or off-label use, or errors in the dispensing or administration, of the pharmaceuticals we dispense; and volatility of our stock price. We are subject to additional risks and uncertainties described in our periodic reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors” section contained in our most recent Annual Report on Form 10-K, which report is publicly available at www.sec.gov and via our website, investors.guardianpharmacy.com Any forward-looking statements in this press release should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Guardian undertakes no obligation to update or revise any information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and subsequent filings. Copies of our reports are available on our website at no expense at investors.guardianpharmacy.com and through the SEC’s website at www.sec.gov.

Use of Non-GAAP Financial Measures

To supplement the results presented in our consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present Adjusted EBITDA, Adjusted EPS and Adjusted SG&A, which are financial measures not based on any standardized methodology prescribed by GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, as adjusted to exclude the impact of items and amounts that we view as not indicative of our core operating performance, including share-based compensation, acquisition accounting adjustments, certain legal and regulatory items, and financing-related and other activities.

We define Adjusted EPS as diluted net income (loss) per share of Class A and Class B common stock (“EPS”) before the diluted per share impacts of share-based compensation expense, certain legal and other regulatory items, financing-related and other activities, amortization expense associated with acquisition-related intangible assets, and the income tax impact of the adjustments.

We define Adjusted SG&A as GAAP selling, general, and administrative expenses adjusted to exclude the impact of share-based compensation, expenses relating to certain legal and regulatory items, and financing-related and other activities.

Adjusted EBITDA, Adjusted EPS and Adjusted SG&A do not have a definition under GAAP, and our definition of Adjusted EBITDA, Adjusted EPS and Adjusted SG&A may not be the same as, or comparable to, similarly titled measures used by other companies.

We use Adjusted EBITDA, Adjusted EPS, and Adjusted SG&A to better understand and evaluate our core operating performance and trends. We believe that presenting Adjusted EBITDA, Adjusted EPS, and Adjusted SG&A provides useful information to investors in understanding and evaluating our operating results, as it permits investors to view our core business performance using the same metrics that management uses to evaluate our performance.

There are a number of limitations related to the use of Adjusted EBITDA, Adjusted EPS, and Adjusted SG&A rather than the most directly comparable GAAP financial measure, including:

•	Adjusted EBITDA does not reflect interest and income tax payments that represent a reduction in cash available to us;

•

Depreciation and amortization are non-cash charges and the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA and Adjusted EPS does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA, Adjusted EPS, and Adjusted SG&A do not consider the impact of share-based compensation; and

•	Adjusted EBITDA, Adjusted EPS, and Adjusted SG&A exclude the impact of certain legal and regulatory items, which can affect our current and future cash requirements.

Because of these limitations, Adjusted EBITDA, Adjusted EPS, and Adjusted SG&A should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. You should consider Adjusted EBITDA, Adjusted EPS, and Adjusted SG&A alongside other financial measures, including net income, diluted EPS, GAAP selling, general, and administrative expense and our other financial results presented in accordance with GAAP.

A reconciliation of Adjusted EBITDA to net income, of Adjusted EPS to diluted EPS, and of Adjusted SG&A to GAAP selling, general, and administrative expense, the most directly comparable GAAP financial measures, are set forth below.

Guardian has not provided a quantitative reconciliation of forecasted Adjusted EBITDA, which is a non-GAAP financial measure, to forecasted net income within this release because Guardian is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence due to the variability and complexity of such items. These items include, but are not limited to, income taxes and share-based compensation. These items, which could materially affect the computation of forecasted net income, are inherently uncertain and depend on various factors that are not estimable at this time.

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share amounts)	December 31, 2024	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$4,660	$18,817
Accounts receivable, net	97,153	94,125
Inventories	40,550	44,158
Other current assets	9,622	13,361

Total current assets	151,985	170,461

Property and equipment, net	49,883	54,431
Intangible assets, net	14,912	17,593
Goodwill	69,296	76,161
Operating lease right-of-use assets	29,079	32,030
Deferred tax assets	5,272	5,272
Other assets	383	386

Total assets	$320,810	$356,334

Liabilities and equity
Current liabilities:
Accounts payable	$102,420	$104,991
Accrued compensation	14,430	17,294
Operating leases, current portion	6,836	7,184
Other current liabilities	20,435	14,524

Total current liabilities	144,121	143,993

Operating leases, net of current portion	23,297	26,515
Other liabilities	3,416	6,155

Total liabilities	$170,834	$176,663

Commitments and contingencies (see Note 5)

Equity:
Class A common stock- 700,000,000 shares authorized, par value $0.001; 22,730,591 and 9,200,000 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	9	23
Class B common stock- 100,000,000 shares authorized, par value $0.001; 40,566,494 and 54,087,158 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	54	40
Additional paid-in capital	125,484	133,898
Retained earnings	17,124	35,602
Non-controlling interests	7,305	10,108

Total equity	149,976	179,671

Total liabilities and equity	$320,810	$356,334

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30, 2025		Six Months Ended June 30, 2025
(In thousands, except share and per share amounts)	2024	2025	2024	2025
Revenues	$300,037	$344,334	$575,447	$673,642
Cost of goods sold	238,749	276,188	459,058	541,147

Gross profit	61,288	68,146	116,389	132,495

Selling, general, and administrative expenses	44,283	55,566	91,451	106,910

Operating income	17,005	12,580	24,938	25,585

Other expenses (income):
Interest expense	1,066	172	1,831	342
Other expense (income), net	91	(179)	164	(450)

Total other expenses (income)	1,157	(7)	1,995	(108)

Income before income taxes	15,848	12,587	22,943	25,693
Provision for income taxes	—	3,760	—	7,593

Net income	15,848	8,827	22,943	18,100

Less net income attributable to Guardian Pharmacy, LLC prior to the Corporate Reorganization	10,624	—	13,410	—
Less net income (loss) attributable to non-controlling interests	5,224	(203)	9,533	(378)

Net income attributable to Guardian Pharmacy Services, Inc.	$—	$9,030	$—	$18,478

Net income per share of Class A and Class B common stock [1]
Basic	N/A	$0.15	N/A	$0.30
Diluted	N/A	$0.14	N/A	$0.29
Weighted-average Class A and Class B common shares outstanding
Basic	N/A	62,045,901	N/A	62,044,614
Diluted	N/A	63,203,003	N/A	63,055,106

[1]

Basic and diluted net income per share of Class A and Class B common stock is applicable only for the three and six months ended June 30, 2025, which is the only period presented following the IPO and related Corporate Reorganization.

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30, 2025
(In thousands)	2024	2025
Operating activities
Net income	$22,943	$18,100
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,625	10,756
Share-based compensation expense	5,673	8,414
Provision for losses on accounts receivable	3,133	1,904
Other	63	430
Changes in operating assets and liabilities:
Accounts receivable	(15,151)	1,587
Inventories	(909)	(2,476)
Other current assets	(1,295)	(3,742)
Accounts payable	11,337	3,751
Accrued compensation	(1,913)	2,864
Other operating liabilities	4,281	(4,102)

Net cash provided by operating activities	37,787	37,486

Investing activities
Purchases of property and equipment	(6,740)	(10,111)
Payment for acquisitions	(10,243)	(8,920)
Other	281	482

Net cash used in investing activities	(16,702)	(18,549)

Financing activities
Proceeds from equity offering, net of underwriter fees	—	29,039
Repurchase of outstanding Class A common stock	—	(29,039)
Payments of equity offering costs	—	(1,594)
Borrowings from notes payable	15,000	—
Repayment of notes payable	(2,375)	—
Borrowings from line of credit	110,800	—
Repayments of line of credit	(110,800)	—
Principal payments on finance lease obligations	(2,187)	(2,276)
Contingent liability payments related to acquisitions	—	(1,950)
Contributions from non-controlling interests	1,152	1,229
Distributions to non-controlling interests	(7,988)	(189)
Member distributions	(23,742)	—
Other	(159)	—

Net cash used in financing activities	(20,299)	(4,780)

Net change in cash and cash equivalents	786	14,157
Cash and cash equivalents, beginning of period	752	4,660

Cash and cash equivalents, end of period	$1,538	$18,817

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$1,844	$345

Cash paid during the year for income taxes	$—	$14,696

Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment through finance leases	$1,545	$2,986

Non-cash equity contributions from non-controlling interests	$4,989	$2,141

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA, ADJUSTED EPS, AND ADJUSTED SG&A TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2025	2024	2025
Net income	15,848	8,827	22,943	18,100
Add:
Interest expense (income), net	1,066	(68)	1,831	(70)
Depreciation and amortization	4,874	5,489	9,625	10,756
Provision for income taxes	—	3,760	—	7,593

EBITDA	$21,788	$18,008	$34,399	$36,379

Share-based compensation (1)	(272)	4,446	5,673	8,414
Certain legal & other regulatory matters (2)	1,830	1,482	3,529	1,778
Financing-related and other activities (3)	—	1,016	—	1,814
Other (4)	$(1,670)	$—	$(1,670)

Adjusted EBITDA	$21,676	$24,952	$41,931	$48,385

Net income as a percentage of revenue	5.3%	2.6%	4.0%	2.7%

Adjusted EBITDA as a percentage of revenue	7.2%	7.2%	7.3%	7.2%

Diluted EPS	N/A	$0.14	N/A	$0.29
Share-based compensation (1)	N/A	0.07	N/A	0.13
Certain legal & other regulatory matters (2)	N/A	0.02	N/A	0.03
Financing-related and other activities (3)	N/A	0.02	N/A	0.03
Acquisition-related intangible asset amortization (5)	N/A	0.01	N/A	0.03
Income tax impact of adjustments (6)	N/A	(0.03)	N/A	(0.04)

Adjusted EPS	N/A	$0.23	N/A	$0.47

Weighted average common shares outstanding used in calculating diluted U.S. GAAP net income per share	N/A	63,203,003	N/A	63,055,106
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per share	N/A	63,203,003	N/A	63,055,106

GAAP selling, general, and administrative expenses	$44,283	$55,566	$91,451	$106,910
Subtract:
Share-based compensation (1)	(272)	4,446	5,673	8,414
Certain legal & other regulatory matters (2)	1,830	1,482	3,529	1,778
Financing-related and other activities (3)	—	1,016	—	1,814
Adjusted SG&A	$42,725	$48,622	$82,249	$94,904

GAAP selling, general, and administrative expenses as a percentage of revenue	14.8%	16.1%	15.9%	15.9%

Adjusted SG&A as a percentage of revenue	14.2%	14.1%	14.3%	14.1%

(1)

Prior to the Corporate Reorganization and IPO, our share-based compensation expense primarily represented non-cash recognition of changes in the value of Restricted Interest Unit awards, which had historically been recorded as a liability using a cash settlement methodology as calculated on a quarterly basis. In connection with the Corporate Reorganization and IPO, certain Restricted Interest Unit awards were modified, resulting in the modified awards being equity classified. Share-based compensation expense for the three and six months ended June 30, 2025 relates to equity-classified awards.

(2)

Represents non-recurring attorney’s fees, settlement costs and other expenses associated with certain legal proceedings. The Company excludes such charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion allows for consistent evaluation of operations.

(3)	Represents non-recurring costs associated with various financing-related activities and costs to transition to a public company.
(4)	Represents non-recurring proceeds from settlements related to payor reimbursement, which were recorded as revenue upon settlement.
(5)	Represents amortization expense associated with the acquisition-related intangible assets, such as customer lists and trademarks.
(6)	Represents the income tax impact of non-GAAP adjustments, calculated using the estimated tax rate for the respective non-GAAP adjustment.

Contact:

IR@guardianpharmacy.net